Exhibit 10.7

WENBIN QIU

SHANGHAI BAOZUN E-COMMERCE LIMITED

AND

SHANGHAI ZUNYI BUSINESS CONSULTING LTD.

EQUITY PLEDGE AGREEMENT

FOR

SHANGHAI ZUNYI BUSINESS CONSULTING LTD.

DATED JULY 28, 2014

EQUITY PLEDGE AGREEMENT

THIS EQUITY PLEDGE AGREEMENT (this “Agreement”) is made on July 28, 2014,

BETWEEN:

(1)	Wenbin Qiu (“Pledgor”)

ID Number: 110108196804038979;

(2)	Shanghai Baozun E-Commerce Limited (“Pledgee”)

Registered Address: Room 108, Building No. 1, No. 2 and No. 3, No. 1188 Wanrong Road Zhabei District, Shanghai

Legal Representative: Wenbin Qiu

(3)	Shanghai Zunyi Business Consulting Ltd. (the “Company”)

Registered Address: Room 212, Building No. 7, No. 8 and No. 11, No. 1188 Wanrong Road Zhabei District, Shanghai

Legal Representative: Wenbin Qiu

(each a “Party”, collectively the “Parties”)

(each a “Party”, collectively the “Parties”)

WHEREAS:

(A)	Pledgor is the record shareholder of the Company, lawfully own 80% of the equity interests in the Company (“Company Equity”) in accordance with law. On the date of execution of this Agreement, his contributions to and percentages of the registered capital of the Company being as set out in Schedule 1 hereto.

(B)	As a guarantee for the performance by the Pledgor of his Contractual Obligations (as defined below) and his satisfaction of the Secured Indebtedness (as defined below), the Pledgor intend to pledge all of their equity interests in the Company to the Pledgee and create first ranking rights of pledge in favor of the Pledgee; and the Company has agreed to such equity pledge arrangement.

(C)	The Parties further agree that, the amount secured for the pledged Company Equity hereunder is approximately RMB16,000,000

NOW, THEREFORE, upon mutual discussions, the Parties agree as follows:

1.	DEFINITIONS

1.1	Unless otherwise required by the context, the following terms shall have the following meanings in this Agreement:

“Contractual Obligations” means all of the Pledgor’s contractual obligations under this Agreement and under the Transactional Agreements.

“Secured Indebtedness” means any and all direct, indirect or consequential losses and loss of projectable benefits as may be suffered by the Pledgee as a result of any Event of Default (as defined below) of the Pledgor and/or the Company (the amounts of such losses shall be determined based on factors, including but not limited to, the Pledgee’s reasonable business plan and profit forecasts); and all costs as may be incurred by the Pledgee in connection with its enforcement of the performance of the Contractual Obligations against the Pledgor and/or the Company.

“Transaction Agreements” means the Proxy Agreement and the Exclusive Call Option Agreement executed by the Parties hereto and Qingyu Zhang, and Assets and Business Transfer Agreement and Exclusive Technology and Service Agreement between the Company and the Pledgee.

“Event of Default” means any of the following events: (i) a breach by any Pledgor of any of its Contractual Obligations under the Proxy Agreement, the Exclusive Call Option Agreement and/or this Agreement, or failure to fully perform any Secured Indebtedness on time; (ii) a breach by the Company of any of its Contractual Obligations under the Proxy Agreement, the Exclusive Technology and Service Agreement, the Exclusive Call Option Agreement and/or this Agreement, or failure to fully perform any Secure Indebtedness on time; (iii) any provision in Transaction Agreements and/or this Agreement becomes invalid or unenforceable because of the any modification to PRC Laws, newly promulgated PRC Laws or any other reasons, and the Parties hereunder fail to reach a replacement arrangement to realize the purposes of the Transaction Agreements and hereof; (iv) the occurrence of material adverse changes to the assets owned by the Pledgor has rendered reasonable doubt to the Pledgee that there will be material adverse influence on the ability of the Pledgor to perform its obligations hereunder; (v) the Pledgor withdraws its pledge on the equity or sells or transfers the Pledged Equity to third party, without prior written notice from the Pledgee; or (vi) the Company is liquidated.

“Pledged Equity” means all of the Pledgor’ equity interests in the Company as lawfully owned by the Pledgor as of the effectiveness hereof and pledged hereunder to the Pledgee as security for the Pledgor’s and the Company’s performance of their respective Contractual Obligations (the specific equity interests pledged by the Pledgor being as set out in Schedule 1 hereto) and any increased capital contribution and any dividend under Sections 2.6 and 2.7 hereof.

“PRC Laws” means the then effective laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding regulatory documents of the People’s Republic of China (solely for the purpose of this Agreement, the term “PRC” does not include Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan).

1.2	In this Agreement, any reference to any PRC Law shall be deemed to include (i) a reference to such PRC Law as modified, amended, supplemented or reenacted, effective either before or after the date hereof; and (ii) a reference to any other decision, circular or rule made thereunder or effective as a result thereof.

1.3	Unless otherwise required by the context, a reference to a provision, clause, section or paragraph shall be a reference to a provision, clause, section or paragraph of this Agreement.

2.	Equity Pledge

2.1	The Pledgor hereby agrees to pledge, in accordance with the terms hereof, his lawfully owned and rightfully disposable Pledged Equity to the Pledgee as security for the repayment of the Secured Indebtedness. The Company hereby agrees for the Pledgor to so pledge the Pledged Equity to the Pledgee in accordance with the terms hereof.

2.2	The Pledgor covenants that he will assume the responsibility of recording the equity pledge arrangement (“Equity Pledge”) hereunder in the shareholders’ register of the Company as of the execution of this Agreement. The Pledgor further covenants that he, with his best efforts and by all necessary means, will arrange the registration of the Equity Pledge with the industry and commerce registration authority having jurisdiction over the Company as of the execution of this Agreement.

2.3	During the term hereof, the Pledgee shall not be liable in whatsoever manner for any diminution in value of the Pledged Equity and the Pledgor shall have no right to seek any form of recourse or bring any claims against the Pledgee in connection therewith, except where such diminution arises out of any willful conduct of the Pledgee or out of its material omission having immediate causal link with such result.

2.4	Subject to Section 2.3 above, if the Pledged Equity is likely to suffer such a manifest value diminution as to impair the rights of the Pledgee, the Pledgee may at any time auction or sell the Pledged Equity on behalf of the Pledgor and may, as agreed with the Pledgor, apply the proceeds from such auction or sale towards early full satisfaction of the Secured Indebtedness, or deposit (entirely at the cost of the Pledgee) such proceeds with a notary organ of the place of the Pledgee. In addition, as the request of the Pledgee, the Pledgor shall provide other assets as security to the Secured Indebtedness.

2.5	Upon occurrence of any Event of Default, the Pledgee shall be entitled to dispose of the Pledged Equity in such manner as prescribed in Section 4 hereof.

2.6	The Pledgor may not increase the capital of the Company except with prior consent of the Pledgee. Any increase in the capital contributed by the Pledgor to the registered capital of the Company as a result of any capital increase shall equally become part of the Pledged Equity. To the extent as permissible un the PRC Laws, the Pledgor shall promptly register Equity Pledge reflecting its increased capital contribution with the relevant industry and commerce registration authority.

2.7	The Pledgos may not receive any dividend or bonus in respect of the Pledged Equity except with prior consent of the Pledgee. Any dividend or bonus received by the Pledgor in respect of the Pledged Equity shall be deposited into an account designated by the Pledgee under the custody of the Pledgee and be firstly used to repay the Secured Indebtedness.

2.8	Upon occurrence of an Event of Default, the Pledgee shall be entitled to dispose of any Pledged Equity of any Pledgor in accordance with the terms hereof.

3.	Release of Pledge

3.1	Upon full and complete performance by the Pledgor and the Company of all of their Contractual Obligations, the Pledgee shall, at the request of the Pledgor, release the Equity Pledge hereunder and cooperate with the Pledgor in relation to both the deregistration of the Equity Pledge in the shareholders’ register of the Company and the deregistration of the Equity Pledge with the relevant industry and commerce administration; reasonable costs arising out of such release of Equity Pledge shall be borne by the Pledgee.

4.	Disposal of Pledged Equity

4.1	Upon occurrence of or any event that may trigger any Event of Default which becomes known to or should become known to the Pledgor, the Pledgor shall immediately notify the Pledge by written notice. The Parties hereby agree that, upon occurrence of any Event of Default, the Pledgee shall be entitled to exercise, upon written notice to the Pledgor, all of the remedies, rights and powers available to it under PRC Laws, the Transaction Agreements and this Agreement, including without limitation the right to auction or sell the Pledged Equity for prior satisfaction of claims. The Pledgee shall not be held liable for any losses resultant from its reasonable exercise of such rights and powers.

4.2	The Pledgee shall be entitled to appoint, in writing, its counsels or other agents to exercise any and all of its foregoing rights and powers and neither the Pledgor nor the Company shall object thereto.

4.3	The Pledgee shall have the right to fully deduct all reasonable costs incurred by it in connection with its exercise of any or all of its foregoing rights and powers from the proceeds obtained as a result of its such exercise of rights and powers.

4.4	The proceeds obtained as a result of the exercise by the Pledgee of its rights and powers shall be applied in the following order of precedence:

(i)	towards payment of all costs arising out of the disposal of the Pledged Equity and the exercise by the Pledgee of its rights and powers (including fees incurred by court proceedings and fees paid to its counsels and agents);

(ii)	towards payment of the taxes payable in connection with the disposal of the Pledged Equity; and

(iii)	towards repayment of the Secured Indebtedness to the Pledgee;

and any balance after the deduction of the foregoing payments shall either be returned by the Pledgee to the Pledgor or any other person who may be entitled to such balance under relevant laws and regulations or be deposited by the Pledgee with a notary organ of the place of the Pledgee (any costs rising out of such deposit shall be borne by the Pledgee).

4.5	The Pledgee shall have the right to exercise, at its option, concurrently or successively, any of its breach of contract remedies; the Pledgee shall not be required to first exercise other breach of contract remedies prior to exercising its right to auction or sell the Pledged Equity.

5.	Costs and Expenses

5.1	Any and all actual costs and expenses arising in connection with the creation of the Equity Pledge hereunder, including without limitation the stamp duty and any other taxes and all legal costs, shall be borne by the Parties severally.

6.	Continuing Guarantee and Non-Waiver

6.1	The Equity Pledge created hereunder shall constitute a continuing guarantee and shall remain valid until full performance of the Contractual Obligations or full satisfaction of the Secured Indebtedness. Neither any waiver or grace granted by the Pledgee with respect to any breach of the Pledgor nor any delay of the Pledgee in its exercise of any of its rights under the Transaction Agreements and this Agreement shall affect the right of the Pledgee under this Agreement, relevant PRC Laws and the Transaction Agreements to require at any time thereafter the Pledgor to strictly perform the Transaction Agreements and this Agreement or any right that may be available to the Pledgee as a result of any subsequent breach by the Pledgor of the Transaction Agreements and/or this Agreement.

7.	Representations and Warranties by the Pledgor

The Pledgor represents and warrants to the Pledgee that:

7.1	The Pledgor is a PRC citizen with full capacity to act; and have lawful rights and ability to enter into this Agreement and assume legal obligations hereunder. The shareholder meeting of the Company has adopted a resolution according to the Company’s memorandum and articles of association to approve the Pledgor to pledge the equity according to the provisions hereunder

7.2	All reports, documents and information provided by the Pledgor to the Pledgee prior to the effectiveness of this Agreement with respect to matters pertaining to the Pledgor or required by this Agreement are true and correct in all material respects as of the effectiveness of this Agreement;

7.3	All reports, documents and information provided by the Pledgor to the Pledgee subsequent to the effectiveness of this Agreement with respect to matters pertaining to the Pledgor or required by this Agreement are true and valid in all material respects as of the time of provision of the same;

7.4	As of the effectiveness of this Agreement, the Pledgor is the sole lawful owner of the Pledged Equity free from any ongoing dispute as to the ownership thereof; and the Pledgor has the right to dispose of the Pledged Equity or any part thereof;

7.5	Other than the security interest created on the Pledged Equity hereunder and the rights created under the Transaction Agreements, the Pledged Equity is free from any other security interests, third party rights or interests or any other restriction;

7.6	The Pledged Equity may be lawfully pledged and assigned, and the Pledgor has full rights and powers to pledge the Pledged Equity to the Pledgee in accordance with the terms hereof;

7.7	Once duly executed by the Pledgor, this Agreement will constitute lawful, valid and binding obligations of the Pledgor;

7.8	Other than the industry and commerce registration in respect of the Pledge Equity, any consents, permissions, waivers or authorizations by any third party or any approval, license or exemption from or any registration or filing formalities with any governmental body (if required by law), requisite in each case for the execution and performance of this Agreement and the creation of the Equity Pledge hereunder, have been obtained or are being pursued and will remain fully valid during the term of this Agreement;

7.9	The entry into and performance by the Pledgor of this Agreement do not violate or conflict with any law applicable to the Pledgor, any agreement to which the Pledgor is a party or by which he is bound, any court judgments, any arbitral award, or any decision of any administrative authority;

7.10	The pledge hereunder constitutes a first ranking security interest on the Pledged Equity;

7.11	All taxes and costs payable in connection with the securing of the Pledged Equity have been paid in full by the Pledgor;

7.12	There are no pending, or to the knowledge of the Pledgor, threatened, suits, legal proceedings or claims before any court or arbitral tribunal or by any governmental body or administrative authority against the Pledgor or his properties or the Pledged Equity having a material or adverse effect on the financial condition of the Pledgor or his ability to fulfill their obligations and the guarantee liability hereunder;

7.13	The Pledgor hereby warrant to the Pledgee that the foregoing representations and warranties will remain true and correct and fully complied with under all circumstances at any time prior to full performance of the Contractual Obligations or full satisfaction of the Secured Indebtedness.

8.	Representations and Warranties by the Company

The Company hereby represents and warrants to the Pledgee that:

8.1	It is a limited liability company duly registered and lawfully existing under PRC Laws with independent legal personality; and has full and independent legal status and capacity to execute and deliver this Agreement and may sue or be sued as an independent party.

8.2	All reports, documents and information provided by it to the Pledgee prior to the effectiveness of this Agreement with respect to matters pertaining to the Pledged Equity or required by this Agreement are true and correct in all material respects as of the effectiveness of this Agreement;

8.3	All reports, documents and information provided by it to the Pledgee subsequent to the effectiveness of this Agreement with respect to matters pertaining to the Pledged Equity or required by this Agreement are true and valid in all material respects as of the time of provision of the same;

8.4	Once duly executed by it, this Agreement will constitute its lawful, valid and binding obligations;

8.5	It has full internal corporate power and authority to execute and deliver this Agreement and all other documents to be executed by it in connection with the transactions contemplated hereunder as well as full power and authority to consummate the transactions contemplated hereunder;

8.6	There are no pending, or to the knowledge of the Company, threatened, suits, legal proceedings or claims before any court or arbitral tribunal or by any governmental body or administrative authority against the Company or its assets (including without limitation the Pledged Equity) having a material or adverse effect on the financial condition of the Company or the ability of the Pledgor to fulfill their obligations and the guarantee liability hereunder;

8.7	The Company hereby agrees to be severally and jointly liable to the Pledgee for the representations and warranties made by the Pledgor under Sections 7.4, 7.5, 7.6, 7.8 and 7.10 hereunder.

8.8	The Company hereby warrants to the Pledgee that the foregoing representations and warranties will remain true and correct and fully complied with under all circumstances at any time prior to full performance of the Contractual Obligations or full satisfaction of the Secured Indebtedness.

9.	Undertakings by Pledgor

The Pledgor severally and jointly agrees and undertakes to the Pledgee that:

9.1	Without prior written consent of the Pledgee, the Pledgor will not create or permit to be created any new pledge or any other security interest on the Pledged Equity and any pledge or other security interest created on all or any part of the Pledged Equity without prior written consent of the Pledgee shall be null and void;

9.2	Without prior written notice to and prior written consent from the Pledgee, the Pledgor will not assign the Pledged Equity and all purported assignment of the Pledged Equity by the Pledgor shall be null and void; the proceeds received by the Pledgor from the assignment of the Pledged Equity shall be first applied towards early full repayment to the Pledgee of the Secured Indebtedness or shall be deposited with a third party to be agreed with the Pledgee;

9.3	Should there arise any suit, arbitration or other claims which are likely to have an adverse effect on the Pledgor’s or the Pledgee’s interest under the Transaction Agreements and this Agreement or on the Pledged Equity, the Pledgor undertakes that he will notify the Pledgee in writing of the same as promptly as possible without delay and will, in accordance with the reasonable request of the Pledgee, take all necessary measures to ensure the Pledgee’s rights and interests of pledge in and to the Pledged Equity;

9.4	The Pledgor undertakes to complete the formality to extend the business operation terms three months before the expiry of such terms so as to keep this Agreement effective;

9.5	The Pledgor will not do or permit to be done any act or action likely to have an adverse effect on the interest of the Pledgee under the Transaction Agreements and this Agreement or on the Pledged Equity; the Pledgor waives his preferential right of purchase if and when the Pledgee realizes its rights of pledge and triggers assignment of any Secured Equity, and the Pledgor will take all necessary steps and execute all necessary documents to realize such assignment;

9.6	After the execution of this Agreement, the Pledgor will use his best effort and take all necessary steps to promptly register the Equity Pledge hereunder at the relevant industry and commerce administration. The Pledgor undertakes that he will, in accordance with the reasonable request of the Pledgee, take all steps and execute all documents (including without limitation any supplement hereto) necessary to ensure the Pledgee’s rights and interests of pledge in and to the Pledged Equity as well as the exercise and realization by the Pledgee of its such rights and interests;

9.7	Should the exercise of the rights of pledge hereunder result in an assignment of any Pledged Equity, the Pledgor undertakes that he will take all measures to enable the realization of such assignment;

9.8	The Pledgor undertakes that the convening process of, voting mechanism of and items discussed in the shareholder meeting or board meeting of the Company for the purpose of the execution hereof, the establishment of the pledge and the exercise of such pledge are not in violation of Laws, administrative regulations and the Company’s memorandums and articles of association.

9.9	The Pledgor undertakes to apply for the registration of Equity Pledge with the relevant industry and commerce administration with respect to the Equity Pledge hereunder, as well as, for the purpose of realizing the provisions hereunder, any other formalities as required by applicable Laws and regulations, three (3) business days upon the execution hereof, and provide all necessary assistance to promptly complete such registration and formalities.

10.	Undertakings by Company

10.1	The Company will use every effort to assist with the obtaining of any consents, permissions, waivers, authorizations of any third party or any approval, license or exemption from any governmental body or the completion of any registration or filing formalities with any governmental body (if required by law), requisite in each case for the execution and performance of this Agreement and the creation of the Equity Pledge hereunder; and will maintain the same in full force and effect during the term hereof;

10.2	Without prior written consent of the Pledgee, the Company will not assist or permit the Pledgor to create any new pledge or any other security interest on the Pledged Equity;

10.3	Without prior written consent of the Pledgee, the Company will not assist or permit the Pledgor to assign the Pledged Equity;

10.4	Should there arise any suit, arbitration or other claims which are likely to have an adverse effect on the Company, the Pledged Equity or the Pledgee’s interest under the Transaction Agreements and this Agreement, the Company undertakes that it will notify the Pledge in writing of the same as promptly as possible without delay and will, in accordance with the reasonable request of the Pledgee, take all necessary measures to ensure the Pledgee’s pledge rights and interests in and to the Pledged Equity;

10.5	The Company undertakes to complete the formality to extend the business operation terms three months before the expiry of such terms so as to keep this Agreement effective;

10.6	The Company will not do or permit to be done any act or action likely to have an adverse effect on the interest of the Pledgee under the Transaction Agreements and this Agreement or on the Pledged Equity;

10.7	The Pledgor will during the first month of each calendar quarter submit to the Pledgee the financial statements of the Company for the preceding calendar quarter, including without limitation the balance sheet, the income statement and the cashflow statement.

10.8	The Company will, in accordance with the reasonable request of the Pledgee, take all steps and execute all documents (including without limitation any supplement hereto) necessary to ensure the Pledgee’s rights and interests of pledge in and to the Pledged Equity as well as the exercise and realization by the Pledgee of its such rights and interests;

10.9	Should the exercise of the rights of pledge hereunder result in an assignment of any Pledged Equity, the Company undertakes that it will take all measures to enable the realization of such assignment.

10.10	The Company undertakes to assist the Pledgor to apply for the registration of Equity Pledge with the relevant industry and commerce administration with respect to the Equity Pledge hereunder three (3) business days upon the execution hereof, and provide all necessary assistance to promptly complete such registration and formalities.

11.	Fundamental Changes of Circumstances

11.1	As a supplementary agreement and without contravening other provisions of the Transaction Agreements and this Agreement, if, at any time, as a result of any promulgation of or amendment to any PRC Laws, regulations or rules, or of any change in the interpretation or application of such laws, regulations or rules, or of any change in relevant registration procedures, the maintaining of the validity of this Agreement and/or the disposal of the Pledged Equity in the manner prescribed hereunder becomes illegal or contravenes such laws, regulations or rules, the Pledgor and the Company shall, on the Pledgee’s written instruction and in accordance with its reasonable request, immediately take any actions and/or execute any agreements or other documents so as to:

(i)	maintain the validity of this Agreement;

(ii)	facilitate the disposal of the Pledged Equity in the manner prescribed hereunder; and/or

(iii)	maintain or realize the security created or purported to be created hereunder.

12.	Effectiveness and Term of Agreement

12.1	This Agreement shall become effective upon fulfillment of all the following conditions:

(i)	This Agreement has been duly executed by the Parties hereto; and

(ii)	The Equity Pledge hereunder has been recorded in the shareholders’ register of the Company in accordance with law.

The Pledgor shall provide the Pledgee with the evidence, in a form satisfactory to the Pledgee, of the aforesaid recording of the Equity Pledge in the shareholders’ register, and, after the effectiveness of this Agreement, as permissible under the PRC Laws, provide the pledge certificate issued by the industry and commerce administration upon the request of the Pledgee and in a form satisfactory to the Pledgee.

12.2	The term of this Agreement shall end when the Contractual Obligations shall have been performed in full or when the Secured Indebtedness shall have been satisfied in full.

13.	Notice

13.1	Any notice, request, demand and other correspondences required by or made pursuant to this Agreement shall be made in writing and delivered to the relevant Party.

13.2	Such notice or other correspondences shall be deemed delivered when it is transmitted if transmitted by fax or telex; or upon delivery, if delivered in person; or five (5) days after posting, if delivered by mail.

14.	Miscellaneous

14.1	The Pledgor and the Company agree that the Pledgee may, immediately upon notice to the Pledgor and the Company, assign its rights and/or obligations hereunder to any third party; and that without prior written consent of the Pledgee, neither the Pledgor nor the Company may assign their respective rights, obligations or liabilities hereunder to any third party.

14.2	The sum of the Secured Indebtedness determined by the Pledgee in its discretion in connection with its exercise of its rights of pledge with respect to the Pledged Equity in accordance with the terms hereof shall constitute the conclusive evidence for the Secured Indebtedness hereunder.

14.3	This Agreement is made in Chinese in five (5) originals, with each Party holding one (1) copy and one (1) copy is maintained for the application to the industry and commerce administration for registration of Equity Pledge.

14.4	The entry into, effectiveness, interpretation and dispute resolution of this Agreement shall be governed by PRC Laws.

14.5	Dispute resolution:

(i)	Any dispute arising out of or in connection with the provisions hereunder shall be settled by the Parties through friendly consultations and shall, in the absence of an agreement being reached by the Parties within thirty (30) days of its occurrence, be brought by either party for arbitration in Shanghai before Shanghai International Economic and Trade Arbitration Commission (“SHIAC”) in accordance with the then current rules of SHIAC by three arbitrators, The claiming party and the responding party may each appoint one arbitrator, and SHIAC appoint the third arbitrator. If the claiming party or the responding party exceeds two persons (either natural person or legal person), such persons shall appoint one arbitrator by written agreement.

(ii)	The arbitration award is final and binding upon all parties in the arbitration.

(iii)	During the period of dispute resolution, all parties shall continue to perform all other provisions hereunder apart from the provisions under dispute.

(iv)	After the arbitration award becomes effective, any party may render the judgment upon the award rendered by the arbitrator to any court having jurisdiction thereof for enforcement.

14.6	No right, power or remedy empowered to any Party by any provision of this Agreement shall preclude any other right, power or remedy enjoyed by such Party in accordance with law or any other provisions hereof and no exercise by a Party of any of its rights, powers and remedies shall preclude its exercise of its other rights, powers and remedies.

14.7	No failure or delay by a Party in exercising any right, power or remedy under this Agreement or laws (“Party’s Rights”) shall result in a waiver of such rights; and no single or partial waiver by a Party of the Party’s Rights shall preclude such Party from exercising such rights in any other way or exercising the remaining part of the Party’s Rights.

14.8	The section headings herein are inserted for convenience of reference only and shall in no event be used in or affect the interpretation of the provisions hereof.

14.9	Each provision contained herein shall be severable and independent of any other provisions hereof, and if at any time any one or more provisions hereof become invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not be affected thereby.

14.10	This Agreement supersedes any other legal document previously executed by the Parties for the same nature. Any amendments or supplements to this Agreement shall be made in writing and except where the Pledgee assigns its rights hereunder in accordance with Section 14.1, such amendments or supplements shall take effect only when properly signed by the Parties hereto.

14.11	This Agreement shall be binding upon the legal assignees or successors of the Parties. Any successor or permitted assignees (if applicable) of the Pledgor and the Company shall continue to perform the respective obligations of the Pledgor and the Company hereunder. The Pledgor guarantees to Pledgee that he has made proper arrangements and executed all necessary documents to ensure that, in case of its death, disability, bankruptcy, divorce or other circumstances which may affect its exercise of equity interest, such shareholder’s successor, custodian, creditor, spouse or the like who may obtain the Company’s equity interest or relevant rights will not influence to hinder the performance of this Agreement.

14.12	Concurrently with the execution of this Agreement, the Pledgor shall each execute a power of attorney (“POA”) entrusting any nominee of the Pledgee to execute on its behalf in accordance with this Agreement any and all legal documents as may be required in order for the Pledgee to exercise its rights hereunder. Such POAs shall be submitted to the Pledgee for custody and may be presented by the Pledgee to relevant governmental authorities whenever necessary.

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[EXECUTION PAGE TO SHARE PLEDGE AGREEMENT]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed at the place and as of the date first above written.

Pledgor:

Wenbin Qiu

Signature by:	/s/ Wenbin Qiu

Pledgee:

Shanghai Baozun E-Commerce Limited

Seal: /s/ Shanghai Baozun E-Commerce Limited

By:	/s/ Wenbin Qiu
Name:	Wenbin Qiu
Title:

The Company:

Shanghai Zunyi Business Consulting Ltd.

Seal: /s/ Shanghai Zunyi Business Consulting Ltd.

By:	/s/ Wenbin Qiu
Name:	Wenbin Qiu
Title:

SCHEDULE 1

BASIC INFORMATION OF THE COMPANY

Company Name: Shanghai Zunyi Business Consulting Ltd.

Registered Address: Room 212, Building No. 7, No. 8 and No. 11, No. 1188 Wanrong Road Zhabei District, Shanghai

Registered Capital: RMB1.0 Million

Legal representative: Wenbin Qiu

Shareholding

Shareholder Name	Amount of Capital Contribution	Shareholding Percentage	Form of Contribution
Wenbin Qiu	RMB800,000	80%	Cash
Qingyu Zhang	RMB200,000	20%	Cash

Total	RMB1,000,000	100%	/

SCHEDULE 2

FORM OF POWER OF ATTORNEY

I,                             , hereby irrevocably appoint             (ID No.:                             ), to act as my attorney in fact to execute all legal documents necessary or desirable for the exercise by Shanghai Baozun E-Commerce Limited of its rights under the Equity Pledge Agreement for Shanghai Zunyi Business Consulting Ltd. by and among Shanghai Baozun E-Commerce Limited, myself and Shanghai Zunyi Business Consulting Ltd.

By:

Date: